 EXHIBIT 32

Certificate pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Annual Report of CurAegis Technologies, Inc. (“CurAegis Technologies”) on Form 10-K for the period ending December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard A. Kaplan, chief executive officer and Kathleen A. Browne principal accounting officer, of CurAegis Technologies, Inc. certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of CurAegis Technologies, Inc.

March 16, 2018	/s/ Richard A. Kaplan
Richard A. Kaplan

March 16, 2018	Chief Executive Officer /s/ Kathleen A. Browne Kathleen A. Browne Principal Accounting Officer

Issuer Statement

A signed original of this written statement required by Section 906 has been provided to CurAegis Technologies,
Inc. and will be retained by CurAegis Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.